UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 26, 2005

R&G Financial Corporation
(Exact name of registrant as specified in its charter)

Puerto Rico
(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.
Hato Rey, San Juan, Puerto Rico 00918
(Address of principal executive offices and zip code)

(787) 758-2424
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     R&G Financial Corporation (the “Company”) wishes to correct a statement attributed to its Chairman and Chief Executive Officer, Victor J. Galan, which appeared in the August 26, 2005 edition of the American Banker. The article concerned the removal of Joseph Sandoval as the Company’s Chief Financial Officer and the appointment of a new Chief Financial Officer. The article attributes certain remarks to Mr. Galan regarding Mr. Sandoval and employment actions at the Company. The remarks attributed to Mr. Galan do not reflect the views of the Company, its board of directors or its Audit Committee. As the Company has previously disclosed, the Company’s Audit Committee has retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and the financial consulting firm of Promontory Financial Group, LLP to conduct an independent investigation into the matters related to and surrounding the ongoing process of restatement of the Company’s interim and audited consolidated financial statements for the periods from January 1, 2002 to December 31, 2004. This independent investigation is still ongoing and no conclusions have been reached, including with respect to Mr. Sandoval.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: August 26, 2005	By:	/s/ Vicente Gregorio
Vicente Gregorio
Chief Financial Officer

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